Exhibit 23 to 2004 10-K

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8 No. 333-66992 pertaining to the Geneva Technology Limited Unapproved Share Option Scheme 1998,

•	Form S-8 No. 333-69633 pertaining to the Convergys Corporation Employee Stock Purchase Plan,

•	Form S-8 No. 333-86137 pertaining to the Convergys Corporation Canadian Employee Share Purchase Plan,

•	Form S-8 No. 333-96727 pertaining to the Convergys Corporation 1998 Long Term Incentive Plan,

•	Form S-8 No. 333-96729 pertaining to the Convergys Corporation Deferred Compensation and LTIP Award Deferral Plan for Non-Employee Directors,

•	Form S-8 No. 333-96733 pertaining to the Convergys Corporation Retirement and Savings Plan;

of our reports dated February 28, 2005, with respect to the consolidated financial statements and schedule of Convergys Corporation, Convergys Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Convergys Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Ernst & Young LLP
Cincinnati, Ohio
March 3, 2005